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                                                                  EXHIBIT (n)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (Registration Nos. 333-105246 and 811-09359) of our report dated February 13, 2003 relating to the financial statements of The United States Life Insurance Company in the City of New York ("USL"), which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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Houston, Texas
September 4, 2003